As filed with the Securities and Exchange Commission on August 3, 2005

Registration No. 333-104074

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hutchinson Technology Incorporated

(Exact name of Registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	40 West Highland Park Drive N.E. Hutchinson, Minnesota 55350 (Address and Telephone Number of Registrant’s Principal Executive Offices)	41-0901840 (IRS Employer Identification No.)

John A. Ingleman

Chief Financial Officer
Hutchinson Technology Incorporated
40 West Highland Park Drive N.E.
Hutchinson, Minnesota 55350
(320) 587-3797
(Name, Address and Telephone Number of Agent For Service)

copy to:

Peggy Steif Abram
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000
Fax (612) 766-1600

     Approximate date of commencement of proposed sale to the public: Not Applicable

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

REMOVAL OF SECURITIES FROM REGISTRATION

      We previously registered for resale, under a Registration Statement on Form S-3, as amended (Registration No. 333-104074), $150,000,000 of our 2.25% Convertible Subordinated Notes due 2010 (the “Securities”) to be offered by the selling securityholders named in the Registration Statement. By filing this Post-Effective Amendment No. 11 to the Registration Statement, we hereby remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hutchinson, state of Minnesota, on the 3rd day of August, 2005.

HUTCHINSON TECHNOLOGY INCORPORATED
(Registrant)

By	/s/ JOHN A. INGLEMAN

John A. Ingleman
Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 has been signed below by the following persons in the capacities indicated on the 3rd day of August, 2005.

Name	Title

/s/ WAYNE M. FORTUN Wayne M. Fortun	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ JOHN A. INGLEMAN John A. Ingleman	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Jeffrey W. Green	Chairman of the Board and Director

* W. Thomas Brunberg	Director

* Archibald Cox, Jr.	Director

* Russell Huffer	Director

* R. Frederick McCoy, Jr.	Director

* William T. Monahan	Director

* Richard B. Solum	Director

* John A. Ingleman, by signing his name hereto, does hereby sign this document on behalf of each of the directors of the Registrant pursuant to a power of attorney duly executed by such person.
/s/ JOHN A. INGLEMAN John A. Ingleman